EXHIBIT 17

   Amendment No. 2 dated as of March 1, 1993 to Agreement of Limited
                      Partnership of the Purchaser



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                            AMENDMENT NO. 2
                                   TO
                    AGREEMENT OF LIMITED PARTNERSHIP
                                   OF
                      DWG ACQUISITION GROUP, L.P.


          Amendment No. 2, dated as of March 1, 1993, by and among

Nelson Peltz and Peter W. May, as general partners (the "General

Partners"), and Nelson Peltz and Peter W. May, as limited partners (the

"Initial Limited Partners").


          The General partners and the Initial Limited Partners

(collectively, the "Partners") are parties to an Agreement of Limited

Partnership of DWG Acquisition Group, L.P. dated as of September 25,

1992, as amended by Amendment No. 1, dated as of November 15, 1992 (as so amended, the "Partnership Agreement"), pursuant to which they became

Partners and formed a limited partnership under and in accordance with the Delaware Revised Uniform Limited Partnership Act (6 DEL. C.

<section> 17-101, ET SEQ.).


          The Partners desire to amend the Partnership Agreement as

provided in this Amendment No. 2.


          NOW, THEREFORE, the Partners, in consideration of the premises and the mutual covenants contained herein, hereby agree as follows:

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          4.   Section 6.2 of the Partnership Agreement is hereby

amended by deleting the reference to Anthony W. Graziano, Jr. as Senior

Vice President -- Legal Affairs and by adding Andrew M. Johnston as Vice

President.

          5.   Except as specifically set forth in this Amendment No. 2,

the Partnership Agreement shall remain unmodified and in full force and effect and is hereby ratified, as amended by this Amendment No. 2.

          6.   This Amendment No. 2 shall be governed by, and construed

in accordance with, the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such State.


          IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Amendment No. 2 as of the day and year first above written.


                              GENERAL PARTNERS:


                              /S/ NELSON PELTZ
                                 ------------------------------
                                 Nelson Peltz


                              /S/ PETER W. MAY
                                 ------------------------------
                                 Peter W. May


                              LIMITED PARTNERS:


                              /S/ NELSON PELTZ
                                 ------------------------------
                                 Nelson Peltz


                              /S/ PETER W. MAY
                                 ------------------------------
                                 Peter W. May